Exhibit 10.32

Board of Directors	Dated as of
Vintage Wine Estates, Inc.	July 6, 2018

Subscription Agreement

Ladies and Gentlemen:

Sonoma Brands II, L.P., a Delaware limited partnership (“Sonoma Brands II”), hereby offers to purchase Three Hundred Thirty Thousand Three Hundred Forty One (330,341) shares of the Series A Stock, without par value (the “Shares”), of Vintage Wine Estates, Inc., a California corporation (the “Company”), for the aggregate purchase price of (i) $6,893,910, payable by check or wire transfer of immediately available funds against delivery of the Shares and (ii) the execution and delivery of that certain Management Agreement, dated as of July 6, 2018, by and among the Company, Sonoma Brands Partners II, LLC, Sonoma Brands II, Sonoma Brands II Select, L.P. and Sonoma Brands VWE Co-Invest, L.P.

This offer is subject to the conditions that the Shares will, when issued, be validly issued, fully paid, and non-assessable, and that the Company is duly organized, validly existing, and in good standing under the laws of the state of California.

To induce the Company to issue the Shares, the undersigned warrants and represents that:

1.             It has the ability to bear the economic risk of the purchase of the Shares, including the complete loss of its investment.

2.             It has sufficient knowledge and experience in business and financial matters (or has received from a person of its selection sufficient advice with respect to such matters) to be capable of evaluating the merits and risks of the purchase of the Shares.

3.             It has been encouraged and has had the opportunity to rely upon the advice of its legal counsel and other advisers with respect to the purchase of the Shares.

4.             Neither the Company nor any person representing or acting on behalf of the Company, or purportedly representing or acting on behalf of the Company, has made any representations, warranties, agreements, or statements other than those contained herein which influenced or affected its decision to purchase the Shares.

5.             It has knowledge of, and has been provided the opportunity to acquire information with respect to, the proposed business affairs, financial condition, plans, and prospects of the Company which it deems relevant in making a fully informed decision with respect to the purchase of the Shares.

6.             It is acquiring the Shares for its own account without any view to the transfer, sale, assignment, or other distribution thereof.

The undersigned further acknowledges, understands, and agrees that the Shares have not been and will not be registered under any federal or state securities law, including, but not limited to, the Securities Act of 1933, as amended, and that no federal or state governmental agency or authority has approved or passed upon the issuance of the Shares.  It understands that there is not now, and that there is not likely to be in the future, any market for the Shares and that the Shares must be held by it for an indefinite period of time, absent registration or qualification of the Shares under applicable laws or the receipt of an opinion of counsel satisfactory to the Company that registration or qualification is not required.  It acknowledges that any certificate representing the Shares to be issued to it will bear a legend restricting the transferability thereof to the foregoing effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first set forth above.

SONOMA BRANDS II, L.P.

By:	/s/ Jonathan Sebastiani
Name:	Jonathan Sebastiani
Title:	Managing Member

[Signature Page to Subscription Agreement]

ACKNOWLEDGED AND ACCEPTED:

VINTAGE WINE ESTATES, INC.

By:	/s/ Pat Roney
Name:	Pat Roney
Title:	CEO

Date:	7/6/18

[Signature Page to Subscription Agreement]